Exhibit 24.1

POWER OF ATTORNEY TO FILE S-8

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STAAR Surgical Company, a Delaware corporation (the “Company”), hereby nominate and appoint Warren Foust and Deborah Andrews and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), in connection with the registration under the Securities Act of shares of the Company’s common stock issuable under the STAAR Surgical Company Amended and Restated Omnibus Equity Incentive Plan, as amended, and any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

This Power of Attorney may be executed in writing, or consented to by electronic transmission, in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same action and shall be filed with the minutes of the proceedings of the Board.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Securities and Exchange Commission.

[Signature page follows.]

Signature	Title	Effective Date
By: /s/ WARREN FOUST Warren Foust	Interim Co-Chief Executive Officer, President and Chief Operating Officer (principal executive officer)	June 18, 2026
By: /s/ DEBORAH ANDREWS Deborah Andrews	Interim Co-Chief Executive Officer and Chief Financial Officer (principal executive officer, principal accounting officer, principal finance officer)	June 18, 2026
By: /s/ NEAL C. BRADSHER Neal C. Bradsher	Director, Chairperson of the Board	June 18, 2026
By: /s/ ARTHUR C. BUTCHER Arthur C. Butcher	Director	June 18, 2026
By: /s/ WEI JIANG Wei Jiang	Director	June 18, 2026
By: /s/ RICHARD T. LEBUHN Richard T. LeBuhn	Director	June 18, 2026
By: /s/ LOUIS E. SILVERMAN Louis E. Silverman	Director	June 18, 2026
By: /s/ CHRISTOPHER MIN FANG WANG Christopher Min Fang Wang	Director	June 18, 2026
By: /s/ LILIAN Y. ZHOU Lilian Y. Zhou	Director	June 18, 2026